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                                                                       Exhibit 4
                      LINCOLN NATIONAL EQUITY-INCOME FUND, INC.
                      (Incorporated under the laws of Maryland)

                             Common Stock, $.01 Par Value

THIS CERTIFIES THAT SPECIMEN IS THE OWNER OF ____________________________ SHARES of the Capital Stock of LINCOLN NATIONAL EQUITY-INCOME FUND, INC. TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND SEALED WITH THE SEAL OF THE CORPORATION,
THIS __________________________ DAY OF ________________________ A.D. 19__



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           Secretary                                  President